EXHIBIT 99.1

1 Helen of Troy Plaza

El Paso, TX 79912

915-225-8000

HELEN OF TROY LIMITED REPORTS RECORD

NET SALES REVENUE AND RECORD NET INCOME

FOR THE SECOND QUARTER AND FISCAL YEAR-TO-DATE

EL PASO, Texas, Oct. 6 — Helen of Troy Limited (NASDAQ, NM:  HELE), designer, developer and worldwide marketer of brand-name personal care and household consumer products, today reported record net sales revenue and record net income for the second quarter and six months ended August 31, 2010.

Second quarter net sales revenue increased 7.8 percent to $174,823,000 versus net sales revenue of $162,193,000 in the same period of the prior year. Second quarter net income increased 47.5 percent to $23,473,000 or $0.75 per fully diluted share, compared with $15,911,000 or $0.51 per fully diluted share for the same period a year earlier.

Net sales revenue for the six months ended August 31, 2010 increased 9.4 percent to $334,976,000 versus $306,066,000 for the same period in the previous year. Net income for the first half of this fiscal year increased 37.6 percent to $41,860,000 or $1.34 per fully diluted share, versus $30,420,000 or $0.99 per fully diluted share in the same period of last year.

Net sales revenue for the Housewares Segment increased 10.2 percent to $55,704,000 in the second quarter compared with $50,566,000 for the same period last year.  Net sales revenue for the Personal Care Segment increased 6.7 percent to $119,119,000 in the second quarter compared with $111,627,000 for the same period last year.

Net sales revenue for the Housewares Segment increased 11.1 percent to $103,629,000 for the six month period ended August 31, 2010 compared with $93,254,000 for the same period last year.  Net sales revenue for the Personal Care Segment increased 8.7 percent to $231,347,000 for the six month period ended August 31, 2010 compared to $212,812,000 for the same period last year.

Gerald J. Rubin, Chairman, Chief Executive Officer and President, commenting on the Company’s second quarter results, stated “We are extremely pleased with our record sales and record earnings results for the second quarter and fiscal year-to-date. Although the worldwide retail environment continues to be challenging, we continue to have sales growth in our Housewares segment and sales growth as a result of our acquisitions.

“Consolidated gross profit margin as a percentage of net sales revenue for the fiscal quarter ended August 31, 2010 increased 3.4 percentage points to 45.9 percent compared to 42.5 percent for the same period last year. Consolidated gross profit margin as a percentage of net sales revenue for the six month period ended August 31, 2010 increased 4.0 percentage points to 45.6 percent compared to 41.6 percent for the same period last year. The improved margins were due to the impact of commodity price decreases in fiscal 2010 that continued to cycle through our cost of goods sold during the quarter and first half of this fiscal year. We also benefited from a favorable change in sales revenue mix as grooming, skin care and hair care solutions products with comparatively higher margins became a more significant portion of the Company’s overall net sales revenue.

“Selling, general, and administrative expense (“SG&A”) as a percentage of net sales revenue for the second quarter ended August 31, 2010 increased 0.4 percentage points to 30.1 percent compared to 29.7 percent for the same period last year. SG&A as a percentage of net sales revenue for the six months ended August 31, 2010 increased by 1.8 percentage points to 30.4 percent compared to 28.6 percent for the same period last year, due to increased advertising expense, intangible asset amortization and acquisition transition expenses. SG&A as a percentage of net sales revenue is expected to increase in the third quarter as compared to the prior year, as we launch our advertising campaign in support of our newly acquired brands during the fall selling season.

“Our second quarter earnings per share results reflect improvements in gross profit margin, the accretive impact of recent acquisitions and continued growth in our Housewares segment year over year.  In the third quarter, we expect flat to declining gross profit margin as compared to the same period last year as a result of increasing inbound freight and commodity costs.  In the third quarter, we also expect to incur approximately $4,500,000 of incremental advertising expense year over year in support of our fall advertising campaign. Due to these factors, we expect a decline in earnings per fully diluted share for the third quarter of fiscal 2011 as compared to the same period last year.  Due to anticipated year over year sales and earnings growth in the fourth quarter of fiscal 2011, we expect earnings per fully diluted share for the  fiscal year ending February 28, 2011 will be in the range of $2.70 to $2.80.

“As of August 31, 2010, Helen of Troy’s balance sheet remains strong, with cash and cash equivalents of $49,069,000 and shareholders’ equity of $627,391,000. Our inventory level at August 31, 2010 was $167,500,000. During the second quarter the Company repurchased 80,000 shares of its common stock at an average purchase price per share of $22.49. The book value of our common stock as of August 31, 2010 was $20.09 per fully diluted share.

“We believe the Company’s core strengths remain strong, and we continue to execute our business plan for fiscal year 2011, as detailed in our fiscal year 2010 annual report. Our business plan includes introducing new product offerings, striving for increased market share through channel expansion and providing product innovation. We also continue to pursue further process efficiencies and related selling, general and administrative expense reductions. We believe we are well positioned as we move into the fall selling season,” Rubin concluded.

The Company will conduct a teleconference in conjunction with today’s release.  The teleconference begins at 11 a.m. ET today, Wednesday, October 6, 2010.  Members of the news media, investors and the general public are invited to access a live broadcast of the conference call via the Investor Relations page of the Company’s website at www.hotus.com. The event will be archived and available for replay through November 30, 2010.

Helen of Troy Limited is a leading designer, producer and global marketer of a strong portfolio of brand-name household and personal care consumer products. The Company’s household products include kitchen tools, cutlery, bar and wine accessories, household cleaning tools, tea kettles, trash cans, storage and organization products, gardening tools, kitchen mitts and trivets, barbeque tools, rechargeable lighting and baby-toddler products sold under the OXO®, Good Grips®, OXO tot® and Candela® brand names. The Company’s personal care products include hair dryers, straighteners, curling irons, hair setters, women’s shavers, brushes, combs, hair accessories, home hair clippers, mirrors, foot baths, body massagers, paraffin baths, liquid hair styling products, body powder, shampoos, hair treatments, deodorants and skin care products. These products are sold  to consumers by mass merchandisers, drug chains, specialty retailers, warehouse clubs and grocery stores under Helen of Troy’s owned brands including Infusium 23®, Brut®, Pro Beauty Tools®, Pert Plus®, Sure®, Vitalis®, Final Net®, Ammens®, Condition® 3-in-1, SkinMilk®, Dazey®, Caruso®, Karina®, DCNL®, Nandi®,  Isobel® and Ogilvie®. Products are also sold under licensed trademarks including Vidal Sassoon®, licensed from The Procter & Gamble Company, Revlon®, licensed from Revlon Consumer Products Corporation, Dr. Scholl’s®, licensed from Schering-Plough HealthCare Products, Inc., Sunbeam®, Health at Home® and Health o meter® licensed from Sunbeam Products, Inc., Sea Breeze®, licensed from Shiseido Company Ltd., Vitapointe®, licensed from Sara Lee Household and Body Care UK Limited, Toni & Guy® outside of the Americas, licensed from Mascolo Limited, Bed Head® and  TIGI® in the Americas licensed from MBL/TIGI Products, LP, and Toni&Guy® in the Americas licensed from MBL/TONI&GUY Products, LP. The Company markets hair and beauty care products under the Helen of Troy®, Hot Tools®, Hot Spa®, Salon Edition®, Gallery Series®, Wigo®, Fusion Tools®,  Belson®, Belson Pro®, Gold ‘N Hot®, Curlmaster®, Profiles®, Comare®, Mega Hot®, and Shear Technology® owned brands to the professional beauty salon industry.

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States of America (“U.S. GAAP”). To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP financial measures, such as EBITDA and EBITDA without share-based compensation and asset impairment charges, which are presented in an accompanying table to this press release along with a reconciliation of these financial measures to their corresponding U.S. GAAP based measures presented in the Company’s consolidated condensed statements of income.

This press release may contain forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company’s actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements. The forward-looking statements are qualified in their entirety by a number of risks that could cause actual results to differ materially from historical or anticipated results. Generally, the words “anticipates”, “estimates”, “believes”, “expects”, “plans”, “may”, “will”, “should”, “seeks”, “project”, “predict”, “potential”, “continue”, “intends” and other similar words identify forward-looking statements. The Company cautions readers not to place undue reliance on forward-looking statements. The Company intends its forward-looking statements to speak only as of the time of such statements, and does not undertake to update or revise them as more information becomes available. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2010 and in our other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, the departure and recruitment of key personnel, the Company’s ability to deliver products to our customers in a timely manner, the Company’s projections of product demand, sales and net income are highly subjective and our future sales, net income and earnings per share could vary in a material amount from our projections, the Company’s relationship with key customers and licensors, the costs of complying with the business demands and requirements of large sophisticated customers, the Company’s dependence on foreign sources of supply and foreign manufacturing, the impact of changing costs of raw materials and energy on cost of goods sold and certain operating expenses, the inability to liquidate auction rate securities, circumstances that may contribute to future impairment of goodwill, intangible or other long-lived assets, the risks associated with the use of trademarks licensed from third parties, our dependence on the strength of retail economies and vulnerabilities to a prolonged economic downturn, the Company’s ability to develop and introduce innovative new products to meet changing consumer preferences, disruptions in U.S. and international credit markets, exchange rate risks, expectations regarding acquisitions and the integration of acquired businesses(including the Pert Plus® and Sure® product lines), the Company’s use of debt and the constraints it may impose, the cost, complexity and challenges of operating our global information systems,  the risks associated with tax audits and related disputes with taxing authorities, potential changes in laws, including tax laws, and the Company’s ability to continue to avoid classification as a controlled foreign corporation.

HELEN OF TROY LIMITED AND SUBSIDIARIES

Consolidated Condensed Statements of Income

(unaudited)

(in thousands, except per share data)

	Quarter Ended August 31,				Six Months Ended August 31,
	2010		2009		2010		2009
Sales revenue, net	$174,823	100.0%	$162,193	100.0%	$334,976	100.0%	$306,066	100.0%
Cost of goods sold	94,547	54.1%	93,299	57.5%	182,273	54.4%	178,663	58.4%
Gross profit	80,276	45.9%	68,894	42.5%	152,703	45.6%	127,403	41.6%

Selling, general, and administrative expense	52,621	30.1%	48,250	29.7%	101,815	30.4%	87,572	28.6%
Operating income before impairment	27,655	15.8%	20,644	12.7%	50,888	15.2%	39,831	13.0%

Asset impairment charges	—	0.0%	900	0.6%	501	0.1%	900	0.3%
Operating income	27,655	15.8%	19,744	12.2%	50,387	15.0%	38,931	12.7%

Other income (expense):
Nonoperating income (expense), net	164	0.1%	361	0.2%	334	0.1%	803	0.3%
Interest expense	(2,136)	-1.2%	(2,587)	-1.6%	(4,296)	-1.3%	(6,047)	-2.0%
Total other income (expense)	(1,972)	-1.1%	(2,226)	-1.4%	(3,962)	-1.2%	(5,244)	-1.7%
Income before income taxes	25,683	14.7%	17,518	10.8%	46,425	13.9%	33,687	11.0%

Income tax expense	2,210	1.3%	1,607	1.0%	4,565	1.4%	3,267	1.1%
Net income	$23,473	13.4%	$15,911	9.8%	$41,860	12.5%	$30,420	9.9%

Earnings per share:
Diluted earnings per share	$0.75		$0.51		$1.34		$0.99

Weighted average shares of common stock used in computing diluted earnings per share	31,230		30,920		31,292		30,749

HELEN OF TROY LIMITED AND SUBSIDIARIES

Selected Consolidated Balance Sheet Information

(unaudited)

(in thousands)

	8/31/2010	8/31/2009

Cash and cash equivalents	$49,069	$12,656
Receivables	122,313	116,315
Inventory	167,500	153,996
Total assets, current	356,623	303,890
Long-term investments	20,330	20,433
Total assets	889,703	780,204
Total liabilities, current	168,993	95,908
Total long-term liabilities	93,319	144,131
Stockholders’ equity	627,391	540,165

SELECTED OTHER DATA (in thousands)

Reconciliation of Non-GAAP Financial Measure - EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) and EBITDA without share-based compensation and asset impairment charges to Net Income

	Quarter Ended August 31,		Six Months Ended August 31,
	2010	2009	2010	2009

Net income	$23,473	$15,911	$41,860	$30,420

Interest expense, net	2,024	2,479	4,046	5,726

Income tax expense	2,210	1,607	4,565	3,267

Depreciation and amortization	4,223	4,055	8,306	7,933

EBITDA (Earnings before interest, taxes, depreciation and amortization)	$31,930	$24,052	$58,777	$47,346

EBITDA without share-based compensation and asset impairment charges

EBITDA, as calculated above	$31,930	$24,052	$58,777	$47,346

Add: Asset impairment charges	—	900	501	900
Share-based compensation	738	714	1,145	831

EBITDA without share-based compensation and asset impairment charges	$32,668	$25,666	$60,423	$49,077

The above table of SELECTED OTHER DATA includes non-GAAP measures. EBITDA and EBITDA without share-based compensation and asset impairment charges that are discussed in the preceding table are considered non-GAAP financial information as contemplated by SEC Regulation G, Rule 100. Accordingly, we are providing the preceding table that reconciles these measures to their corresponding U.S. GAAP based measures presented in our Consolidated Condensed Statements of Income in the accompanying press release. The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations.  The Company believes that these non-GAAP measures, in combination with the Company’s financial results calculated in accordance with U.S. GAAP, provide investors with additional perspective. The Company further believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in the Company’s U.S. GAAP financial results in the foreseeable future.  The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities.  These non-GAAP measures are not prepared in accordance with U.S. GAAP, are not an alternative to U.S. GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.  Accordingly, undue reliance should not be placed on non-GAAP information.

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2010